UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2023, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected Carol A. Schneeberger as a director of Peoples. Ms. Schneeberger will serve as a director of Peoples for an initial term ending at Peoples 2023 Annual Meeting of Shareholders. On January 23, 2023, the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, elected Ms. Schneeberger as a member of the Peoples Bank Board of Directors.
In her capacity as a non-employee director of each of Peoples and Peoples Bank, Ms. Schneeberger will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors. Any appointments of Ms. Schneeberger to committees will be determined at a later date.
Ms. Schneeberger is the former Executive Vice President, Chief Administrative Officer of Peoples, and Executive Vice President, Chief Administrative Officer and Cashier of Peoples Bank, where she was responsible for managing the operations, technology, information security, compliance, legal and facilities functions of the companies, positions she held from July 2011 until her retirement. A Certified Public Accountant (inactive), Ms. Schneeberger retired from Peoples on March 31, 2020, after more than 42 years of service.
Prior to July, 2011, Ms. Schneeberger held a variety of different leadership positions with Peoples, including serving as interim Chief Financial Officer from April 2007 to May 2008. During her tenure at Peoples she also served stints as Auditor and as Director of Human Resources. Ms. Schneeberger joined Peoples in 1977 as a bank teller.
Ms. Schneeberger has been involved with several community and charitable organizations. She currently serves on the boards of the Marietta Community Foundation and Marietta Area Health Care, Inc., and serves as Treasurer of New Harmony Baptist Church. She previously served on the board of EVE, Incorporated, which is a domestic violence shelter in Marietta, Ohio. Ms. Schneeberger earned a Bachelor of Arts degree in Business Administration from Cedarville University and a Master of Business Administration degree from Ohio University.
A copy of the press release announcing Ms. Schneeberger’s election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on January 23, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	January 23, 2023	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer